Exhibit 99.1

	Contact:	Katie L. MacGillivary CFO & VP Finance	FOR IMMEDIATE RELEASE NASDAQ: NICK Web site: www.nicholasfinancial.com
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759		Ph # - 727-726-0763

Nicholas Financial Reports

1st Quarter Results

August 6, 2014 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended June 30, 2014 net earnings decreased 14% to $4,909,000 as compared to $5,700,000 for the three months ended June 30, 2013. Per share diluted net earnings decreased 13% to $0.40 as compared to $0.46 for the three months ended June 30, 2013. Revenue increased 4% to $21,333,000 for the three months ended June 30, 2014 as compared to $20,476,000 for the three months ended June 30, 2013.

“Our results for the three months ended June 30, 2014 were negatively affected by a reduction in the gross portfolio yield, an increase in the provision for credit losses and an increase in operating expenses compared to the corresponding period ended June 30, 2013. Results were further impacted negatively by a change in the fair value of interest rate swap agreements which resulted in a loss of $212,000 for the three months ended June 30, 2014 compared to a gain of $833,000 for the period ended June 30, 2013. Finally, for the period ended June 30, 2014, professional fees associated with the previously announced potential sale of the Company, that were not deductible for income tax purposes, will now be deductible as a result of the termination of the Arrangement Agreement as announced on July 1, 2014, resulting in a decrease in income tax expense of $804,000. We will continue to develop additional markets and we may open additional branch locations during the remainder of our current fiscal year, which ends March 31, 2015”, stated Ralph T. Finkenbrink, President and CEO.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 66 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,274,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2014. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended June 30,
	2014	2013
Interest and fee income on finance receivables	$21,333	$20,476

Expenses:

Operating	8,091	7,529
Professional fees	618	468
Provision for credit losses	4,232	2,642
Interest expense	1,449	1,405
Change in fair value of interest rate swaps	212	(833)

	14,602	11,211

Operating income before income taxes	6,731	9,265
Income tax expense	1,822	3,565

Net income	$4,909	$5,700

Earnings per share:
Basic	$0.40	$0.47

Diluted	$0.40	$0.46

Dividends declared per share	$0.00	$0.12

Weighted average shares	12,178,000	12,065,000

Weighted average shares and assumed dilution	12,363,000	12,287,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	June 30,	March 31,
	2014	2014
Cash	$2,291	$2,635
Finance receivables, net	278,173	269,344
Other assets	10,821	11,451

Total assets	$291,285	$283,430

Line of credit	$131,400	$127,900
Other liabilities	12,814	13,592

Total liabilities	144,214	141,492

Shareholders’ equity	147,071	141,938

Total liabilities and shareholders’ equity	$291,285	$283,430

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	Three months ended June 30,
Portfolio Summary	2014	2013

Average finance receivables, net of unearned interest (1)	$304,915,588	$285,637,997

Average indebtedness (2)	$129,837,500	$125,880,390

Interest and fee income on finance receivables	$21,332,514	$20,475,735

Interest expense	1,448,586	1,404,906

Net interest and fee income on finance receivables	$19,879012	$19,064,466

Weighted average contractual rate (3)	23.12%	23.28%

Average cost of borrowed funds (2)	4.46%	4.46%

Gross portfolio yield (4)	27.98%	28.66%

Interest expense as a percentage of average finance receivables, net of unearned interest	1.90%	1.97%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	5.55%	3.70%

Net portfolio yield (4)	20.53%	22.99%

Marketing, salaries, employee benefits, depreciation, administrative, dividend tax expense and professional fees as a percentage of average finance receivables, net of unearned interest (5)	11.42%	11.12%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (6)	9.11%	11.87%

Write-off to liquidation (7)	6.44%	5.90%

Net charge-off percentage (8)	5.34%	5.15%

Note: All three month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts and Direct Loans.
(4)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(5)	The numerators include expenses associated with the potential sale of the Company and include taxes associated with the payments of cash dividends. Absent these expenses, the percentages would have been 11.00% and 10.69% for the three months ended June 30, 2014 and 2013, respectively.
(6)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(7)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(8)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankrupt accounts:

Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
June 30, 2014	$425,896,471	$16,433,351	$4,346,201	$1,543,475	$22,323,027
		3.86%	1.02%	0.36%	5.24%

June 30, 2013	$391,977,580	$12,506,882	$3,138,575	$1,331,851	$16,977,308
		3.19%	0.80%	0.34%	4.33%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
June 30, 2014	$11,175,661	$183,159	$41,491	$15,840	$240,490
		1.64%	0.37%	0.14%	2.15%

June 30, 2013	$9,654,947	$79,552	$27,046	$14,037	$120,635
		0.82%	0.28%	0.15%	1.25%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended June 30,
Contracts	2014	2013
Purchases	$46,769,602	$41,882,714
Weighted APR	23.01%	22.81%
Average discount	8.19%	8.35%
Weighted average term (months)	54	51
Average loan	$11,020	$10,576
Number of contracts	4,244	3,960

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